FOR IMMEDIATE RELEASE	March 11, 2015
Contact: Susan Jordan
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2014

FREEHOLD, NJ, March 11, 2015........ UMH Properties, Inc. (NYSE:UMH) reported Core Funds from Operations (Core FFO) of $3,783,000 or $0.16 per diluted share for the three months ended December 31, 2014, as compared to $1,088,000 or $0.05 per diluted share for the three months ended December 31, 2013. Core FFO excluding Gains on Securities Transactions for the three months ended December 31, 2014 was $3,513,000 or $0.15 per diluted share, as compared to $826,000 or $0.04 per diluted share for the three months ended December 31, 2013.

Core FFO for the year ended December 31, 2014 was $12,321,000 or $0.55 per diluted share, as compared to $11,399,000 or $0.61 per diluted share for the year ended December 31, 2013. Core FFO excluding Gains on Securities Transactions for the year ended December 31, 2014 was $10,778,000 or $0.48 per diluted share, as compared to $7,343,000 or $0.39 per diluted share for the year ended December 31, 2013.

A summary of significant financial information for the three and twelve months ended December 31, 2014 and 2013 is as follows:

	For the Three Months Ended
	December 31,
	2014	2013

Total Income	$18,879,000	$16,427,000
Total Expenses	$16,152,000	$16,637,000
Gain on Securities Transactions, net	$270,000	$262,000
Net Loss Attributable to Common Shareholders	$(326,000)	$(2,622,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.01)	$(0.14)
Core FFO (1)	$3,783,000	$1,088,000
Core FFO (1) per Diluted Common Share	$0.16	$0.05
Core FFO (1) Excluding Gains on Securities Transactions	$3,513,000	$826,000
Core FFO (1) Excluding Gains on Securities Transactions per Diluted Common Share	$0.15	$0.04
Weighted Average Diluted Shares Outstanding	23,855,000	20,200,000

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	For the Twelve Months Ended
	December 31,
	2014	2013

Total Income	$71,432,000	$62,205,000
Total Expenses	$64,521,000	$58,010,000
Gain on Securities Transactions, net	$1,543,000	$4,056,000
Net Loss Attributable to Common Shareholders	$(3,319,000)	$(1,720,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.15)	$(0.09)
Core FFO (1)	$12,321,000	$11,399,000
Core FFO (1) per Diluted Common Share	$0.55	$0.61
Core FFO (1) Excluding Gains on Securities Transactions	$10,778,000	$7,343,000
Core FFO (1) Excluding Gains on Securities Transactions per Diluted Common Share	$0.48	$0.39
Weighted Average Diluted Common Shares Outstanding	22,540,000	18,790,000

A summary of significant balance sheet information as of December 31, 2014 and 2013 is as follows:

	December 31, 2014	December 31, 2013

Gross Real Estate Investments	$ 448,164,000	$ 365,824,000
Total Assets	$ 478,269,000	$ 407,980,000
Securities Available for Sale at Fair Value	$ 63,556,000	$ 59,255,000
Mortgages Payable	$ 182,671,000	$ 160,640,000
Loans Payable	$ 77,439,000	$ 49,119,000
Total Shareholders’ Equity	$ 208,827,000	$ 190,586,000

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Samuel A. Landy, President and CEO, commented on the 2014 results,

“UMH continued to make progress in growing the Company and building long-term value for our shareholders. During 2014, the Company’s accomplishments included the following:

•	Acquired 14 communities containing a total of 1,600 developed homesites for $42.6 million;

•	Entered into definitive agreements to purchase an additional 4 communities containing 623 developed homesites for approximately $12.9 million;

•	Increased same store occupancy from 81.5% to 83.2%;

•	Increased income from community operations by 24% to $30.3 million;

•	Raised approximately $32.8 million in common equity capital;

•	Increased our rental home portfolio by 900 homes, representing an increase of 53% to 2,600 total rental homes;

•	Maintained a high occupancy rate of 91.5% at yearend on our rental home portfolio; and

•	Realized $1.5 million in gains from our REIT securities investments.

Mr. Landy stated, “Core FFO for the fourth quarter of 2014 was $0.16 per diluted share as compared to $0.05 per diluted share for the same period a year ago. For the full year, Core FFO was $0.55 per diluted share, as compared to $0.61 per diluted share in 2013. This difference is mainly due to the substantial realized gains on our securities investments in 2013. Core FFO, excluding securities gains, was $0.48 per diluted share, as compared to $0.39 per diluted share in the prior year, representing an increase of 23%.”

“During 2014, we acquired 14 well-located communities for $42.6 million, increasing our portfolio of developed homesites by 12%. Over the past 5 years, we have increased our portfolio by 122% by making substantial investments in the energy-rich Marcellus and Utica Shale regions. We have definitive agreements to purchase 4 additional communities and subsequent to yearend, we completed one of these acquisitions bringing our portfolio to 89 communities containing 15.2 million homesites. The remaining acquisitions are expected to close in the second quarter of 2015.”

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“UMH’s occupancy in 2014 showed good improvement. Our overall occupancy rate was 82.3% at year-end as compared to 81.5% in the prior year. Given the substantial amount of acquisitions we’ve been doing, same store occupancy is a more meaningful metric to gauge the demand we are seeing. Our same store occupancy increased substantially in 2014, rising from 81.5% to 83.2%. Our occupancy increases have been driven by demand for home rentals. Over the past two years, we have added approximately 1,500 rental units to our communities. At yearend, we had a total of 2,600 rental units. As a result of the economic growth that we are seeing in several of our markets, the potential for continued occupancy improvements is high heading into 2015.”

UMH Properties, Inc. will host its Fourth Quarter and Year End 2014 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Thursday, March 12, 2015 at 10:00 a.m. Eastern Time.

The Company’s 2014 fourth quarter and yearend financial results being released herein will be available on the company website at www.umh.com in the “Financial Information and Filings” section under the “Investors” tab.

To participate in the webcast, select the “Investors” tab at the top of the company’s website at www.umh.com, then select the microphone icon. Interested parties can also participate via conference call by calling toll free 888-317-6016 (domestically) or 412-317-6016 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, March 12, 2015. It will be available until May 1, 2015, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10058069. A transcript of the call and the webcast replay will be available at the company’s website, www.umh.com under the “Investors” tab.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates eighty-nine manufactured home communities containing approximately 15,200 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

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(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (FFO), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents Net Income (Loss) Attributable to Common Shareholders, as defined by accounting principles generally accepted in the United States of America (US GAAP), excluding Extraordinary Items, as defined under US GAAP, Gains or Losses from sales of previously depreciated real estate assets, Impairment Charges related to depreciable real estate assets, plus certain non-cash items such as Real Estate Asset Depreciation and Amortization. NAREIT created FFO as a non-US GAAP supplemental measure of REIT operating performance. We define Core Funds From Operations (Core FFO), as FFO plus Acquisition Costs. FFO and Core FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Core FFO exclude historical Cost Depreciation as an expense and may facilitate the comparison of REITs which have different cost bases. The items excluded from FFO and Core FFO are significant components in understanding the Company’s financial performance.

FFO and Core FFO (i) do not represent Cash Flow from Operations as defined by US GAAP; (ii) should not be considered as an alternative to Net Income as a measure of operating performance or to Cash Flows from Operating, Investing and Financing activities; and (iii) are not alternatives to Cash Flow as a measure of liquidity. FFO and Core FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The Company’s FFO and Core FFO for the three and twelve months ended December 31, 2014 and 2013 are calculated as follows:

	Three Months		Twelve Months
	12/31/14	12/31/13	12/31/14	12/31/13
Net Loss Attributable to Common Shareholders	$(326,000)	$(2,622,000)	$(3,319,000)	$(1,720,000)
Depreciation Expense	4,112,000	3,213,000	15,163,000	11,682,000
Gain on Sales of Depreciable Assets	(10,000)	(1,000)	(7,000)	(19,000)
FFO Attributable to Common Shareholders	3,776,000	590,000	11,837,000	9,943,000
Acquisition Costs	7,000	498,000	484,000	1,456,000
Core FFO Attributable to Common Shareholders	$3,783,000	$1,088,000	$12,321,000	$11,399,000

The Company’s Core FFO, excluding the net Gain on Securities Transactions for the three and twelve months ended December 31, 2014 and 2013 are calculated as follows:

	Three Months		Twelve Months
	12/31/14	12/31/13	12/31/14	12/31/13

Core FFO Attributable to Common Shareholders	$3,783,000	$1,088,000	$12,321,000	$11,399,000
Less: Gain on Sale of Securities Transactions, net	270,000	262,000	1,543,000	4,056,000
Core FFO, excluding net Gain on Sale of Securities Transactions Attributable to Common Shareholders	$3,513,000	$826,000	$10,778,000	$7,343,000

The following are the cash flows provided (used) by operating, investing and financing activities for the twelve months ended December 31, 2014 and 2013:

	2014	2013
Operating Activities	$24,326,000	$11,238,000
Investing Activities	(56,034,000)	(110,365,000)
Financing Activities	32,175,000	95,707,000

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